Exhibit 99.1

Carbon Black Announces Third Quarter 2018 Financial Results

Third Quarter 2018 Total Revenue of $53.4 million, up 29% Year-over-Year

Third Quarter 2018 Recurring Revenue of $49.3 million, up 34% Year-over-Year

Third Quarter 2018 Cloud Revenue of $16.1 million, up 126% Year-over-Year

Ended the quarter with 4,625 total customers, including 2,450 cloud customers

Waltham, Mass. – October 25, 2018 - Carbon Black, Inc. (NASDAQ: CBLK), a leader in next-generation endpoint security delivered via the cloud, today announced its financial results for the third quarter ended September 30, 2018.

“Carbon Black delivered solid third quarter results, highlighted by 34% recurring revenue growth and 126% growth in cloud revenue,” said Patrick Morley, President and Chief Executive Officer of Carbon Black. “Our growing portfolio of products available on the Cb Predictive Security Cloud™, which is now up to 5, has established Carbon Black as a leading cloud endpoint security platform. Customers are choosing the PSC to help protect them from an increasing number of sophisticated cyber threats, while simplifying their security operations.”

Morley continued, “We are particularly excited by the recent introduction of Cb ThreatHunter, our new incident response and threat hunting solution available on the Predictive Security Cloud. Based on the capabilities of our industry leading Cb Response offering, Cb ThreatHunter leverages and extends our deep EDR expertise and intellectual property to the PSC. We believe the breadth and efficacy of the Predictive Security Cloud provide a number of growth opportunities for the company.”

Third Quarter 2018 Financial Highlights

•

Revenue: Total revenue was $53.4 million in the third quarter fiscal 2018, an increase of 29% year-over-year. Subscription, license and support revenue was $50.8 million, an increase of 32% year-over-year, and services revenue was $2.6 million, a decrease of 17% year-over-year.

•

Gross Profit: Gross profit was $41.5 million in the third quarter fiscal 2018, representing a 78% gross margin, up from 76% in the year-ago period. Non-GAAP gross profit was $42.1 million, representing a 79% non-GAAP gross margin.

•

Loss from Operations: Loss from operations was ($18.1) million in the third quarter fiscal 2018, compared to ($13.7) million in the year-ago period. Non-GAAP loss from operations was ($14.1) million in the third quarter fiscal 2018, compared to ($11.0) million in the year-ago period.

•

Net Loss: Net loss was ($17.6) million in the third quarter fiscal 2018. Net loss attributable to common stockholders was ($17.6) million, or ($0.26) per share based on 67.8 million weighted-average shares outstanding, in the third quarter fiscal 2018. In the year ago period, net loss was ($13.6) million and net loss attributable to common stockholders was ($21.0) million, or ($1.99) per share based on 10.6 million weighted-average shares outstanding.  Non-GAAP net loss was ($13.6) million, or ($0.20) per share based on 67.8 million weighted-average shares outstanding. This compares to ($10.9) million, or ($1.03) per share based on 10.6 million weighted-average shares outstanding, in the year-ago period.

•

Cash and Cash Flow: As of September 30, 2018, Carbon Black had $163.8 million in cash, cash equivalents and short-term investments. During the three months ended September 30, 2018, Carbon Black used ($13.4) million of cash in operations and ($2.1) million in capital expenditures and capitalized software development costs, leading to negative free cash flow of ($15.4) million, compared to free cash flow of $11,000 in the year-ago period.

A reconciliation of each of recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow to the most directly comparable GAAP measure has been provided in the tables at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2018 and Recent Business Highlights

•

Continued to grow our customer base, ending the quarter with 4,625 total customers, up from 3,335 in the year-ago period and from 4,308 at the end of the previous quarter. Growth was driven by strong demand across the entire product portfolio and customer acquisition across a broad range of industries.

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Continued traction with our cloud products, providing powerful customer validation of the Predictive Security Cloud platform. Growth of customers who licensed at least one cloud product increased to 2,450 at the end of the third quarter, compared to 1,170 in the year-ago period and 2,157 at the end of the previous quarter.

•

Introduced Cb ThreatHunter, the 5th product built on the Predictive Security Cloud platform. Cb ThreatHunter builds off the industry leading incident response tools of Cb Response and extends that capability to the cloud with new functionality like more powerful search, enhanced threat intel matching and elastic cloud scalability. Cb ThreatHunter leverages our patented technology that uniquely captures unfiltered endpoint data. By continuously recording and centrally storing collected endpoint device data, Cb ThreatHunter provides security teams with greater visibility into potential threats across their environments.

•

Hosted Cb Connect, Carbon Black’s annual user conference, in New York City. With almost triple the attendees of 2017, Cb Connect has established itself as one of the premier conferences for next-generation security practitioners.  Customer reaction to our newly introduced products, CB LiveOps and Cb ThreatHunter, further validated the significant opportunity to leverage the Predictive Security Cloud to address multiple critical security challenges through a single agent and single platform.

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Appointed Thomas Hansen Chief Operating Officer.  In this newly created role, Hansen, formerly our Chief Revenue Officer, will continue to lead Carbon Black’s global sales organization, as well as our marketing and business development functions.

Business Outlook

Based on information as of today, October 25, 2018, Carbon Black is issuing the following financial guidance for the fourth quarter and full year fiscal 2018:

	Fourth Quarter Fiscal 2018	Full Year Fiscal 2018
Total Revenue	$55.3 million to $ 55.8 million	$208.1 million to $ 208.6 million
Non-GAAP Loss from Operations	($16.8) million to ($16.3) million	($57.2) million to ($56.7) million
Non-GAAP Net Loss per Share	($0.25) to ($0.24)	($1.21) to ($1.20)

Carbon Black’s forward-looking non-GAAP loss from operations and non-GAAP net loss per share exclude estimates for stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, change in fair value of warrant liability and accretion of preferred stock to redemption value. Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, particularly with respect to stock-based compensation expense. Stock-based compensation expense is directly impacted by unpredictable fluctuations in our stock price and by future hiring, turnover and retention needs, all of which are difficult to predict and subject to change. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP loss from operations and GAAP net loss per share.

Conference Call Information

Carbon Black will host a conference call today, October 25, 2018, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the conference call will be available on available on the “Events” page of the Carbon Black investor relations website at https://investors.carbonblack.com/. To access the call by phone, dial (866) 394-4596 (domestic) or (210) 874-7849 (international). A replay of this conference call will be available for a limited time at (855) 859-2056 (domestic) or (404) 537-3406 (international) with passcode 5095686. A replay of the webcast will also be available for a limited time at https://investors.carbonblack.com/.

About Carbon Black

Carbon Black (NASDAQ: CBLK) is a leading provider of next-generation endpoint security delivered via the cloud. Leveraging its big data and analytics cloud platform – the Cb Predictive Security Cloud – Carbon Black consolidates prevention, detection, response, threat hunting and managed services into a single platform with a single agent and single console, making it easier for organizations to consolidate security stacks and achieve better protection. As a cybersecurity innovator, Carbon Black has pioneered multiple endpoint security categories, including application control, endpoint detection and response (EDR), and next-generation antivirus (NGAV) enabling customers to defend against the most advanced threats. More than 4,600 global customers, including approximately one-third of the Fortune 100, trust Carbon Black to keep their organizations safe.

Carbon Black, Cb Predictive Security Cloud, Cb LiveOps, and Cb ThreatHunter are registered trademarks or trademarks of Carbon Black, Inc. in the United States and other jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the fourth quarter and full year fiscal 2018, our position to execute on our go-to-market strategy, our introduction of future product enhancements and the potential advantages of those enhancements, and our ability to expand our leadership position and drive revenue growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our history of losses; failure (or the perceived failure) of our products to detect cyber attacks; our investments in new products and our ability to introduce new features, services or enhancements; the intense competition that we face in our market; our ability to effectively expand our sales and marketing organization; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth in the market for next-generation endpoint security solutions and adjacent security markets and our ability to penetrate those markets; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks detailed under the caption “Risk Factors” in the final prospectus for our initial public offering filed on May 4, 2018 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission (“SEC”), as updated by our subsequently filed quarterly reports on Form 10-Q and our other SEC filings. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Recurring revenue is defined as subscription, license and support revenue (which includes revenue related to support for perpetual licenses) less perpetual license revenue. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, and, in the case of non-GAAP net loss, change in fair value of warrant liability and accretion of preferred stock to redemption value. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted. Carbon Black uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Carbon Black’s ongoing operational performance. Carbon Black believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Carbon Black’s industry, many of which present similar non-GAAP financial measures to investors.

Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. Carbon Black uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of Carbon Black’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. Carbon Black believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of Carbon Black’s website at http://investors.cabonblack.com/.

Investor Relations Contact

Brian Denyeau

ICR for Carbon Black

646-277-1251

investorrelations@carbonblack.com

Media Relations Contact

Ryan Murphy

Carbon Black

Senior PR Manager

917-693-2788

rmurphy@carbonblack.com

CARBON BLACK, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$69,099	$36,073
Short-term investments	94,666	—
Accounts receivable, net	51,582	60,850
Prepaid expenses and other current assets	8,967	6,040
Deferred commissions, current portion	11,801	9,551
Total current assets	236,115	112,514
Deferred commissions, net of current portion	23,171	20,404
Property and equipment, net	14,792	12,459
Intangible assets, net	2,919	4,092
Goodwill	119,656	119,656
Other long-term assets	531	2,436
Total assets	$397,184	$271,561
Liabilities, Redeemable Convertible and Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,502	$2,481
Accrued expenses	19,596	18,846
Deferred revenue, current portion	138,515	130,165
Deferred rent	1,176	944
Total current liabilities	162,789	152,436
Deferred revenue, net of current portion	38,316	38,535
Warrant liability	—	2,766
Deferred rent, net of current portion	2,774	3,114
Deferred tax liability	37	33
Other long-term liabilities	42	42
Total liabilities	203,958	196,926

Redeemable convertible preferred stock	—	333,204

Series A convertible preferred stock	—	1,510
Stockholders’ equity (deficit):
Common stock	68	11
Treasury stock, at cost	(6)	(6)
Additional paid-in capital	712,156	13,429
Accumulated other comprehensive loss	(30)	—
Accumulated deficit	(518,962)	(273,513)
Total stockholders’ equity (deficit)	193,226	(260,079)
Total liabilities, redeemable convertible and convertible preferred stock and stockholders’ equity (deficit)	$397,184	$271,561

CARBON BLACK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Subscription, license and support	$50,824	$38,381	$144,106	$107,135
Services	2,591	3,128	8,735	9,010
Total revenue	53,415	41,509	152,841	116,145
Cost of revenue:
Subscription, license and support - Cost of	9,015	6,842	24,278	17,417
Services	2,890	2,943	8,946	8,360
Total cost of revenue	11,905	9,785	33,224	25,777
Gross profit	41,510	31,724	119,617	90,368
Operating expenses:
Sales and marketing	35,818	25,988	101,657	75,078
Research and development	16,189	13,675	47,195	37,794
General and administrative	7,563	5,717	25,838	16,060
Total operating expenses	59,570	45,380	174,690	128,932
Loss from operations	(18,060)	(13,656)	(55,073)	(38,564)
Interest income, net	737	22	1,192	5
Change in fair value of warrant liability	—	(45)	(8,838)	79
Other income (expense), net	(173)	102	(547)	215
Loss before income taxes	(17,496)	(13,577)	(63,266)	(38,265)
Provision for income taxes	136	22	241	108
Net loss	(17,632)	(13,599)	(63,507)	(38,373)
Accretion of preferred stock to redemption value	—	(7,427)	(199,492)	(15,751)
Net loss attributable to common stockholders	$(17,632)	$(21,026)	$(262,999)	$(54,124)

Net loss per share attributable to common stockholders—basic and diluted	$(0.26)	$(1.99)	$(6.34)	$(5.27)

Weighted-average common shares outstanding—basic and diluted	67,837,240	10,587,153	41,494,203	10,263,962

CARBON BLACK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(17,632)	$(13,599)	$(63,507)	$(38,373)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,006	1,807	5,881	5,204
Stock-based compensation expense	3,594	2,282	9,470	6,649
Provisions for doubtful accounts	22	19	140	(159)
Non-cash interest expense	12	7	34	15
Change in fair value of warrant liability	—	45	8,838	(79)
Deferred income taxes	—	—	4	—
Other non-cash income	(115)	—	(115)	—
Changes in operating assets and liabilities:
Accounts receivable	(7,973)	(2,428)	9,127	(2,517)
Prepaid expenses and other assets	(626)	(196)	(2,657)	(1,916)
Deferred commissions	(3,055)	(2,013)	(5,017)	(4,122)
Accounts payable	(551)	(105)	1,236	1,136
Accrued expenses	3,524	1,849	751	(1,686)
Deferred revenue	7,559	13,813	8,131	23,711
Deferred rent	(132)	(126)	(109)	(200)
Other long-term liabilities	—	(4)	(263)	(59)
Net cash provided by (used in) operating activities	(13,367)	1,351	(28,056)	(12,396)

Cash flows from investing activities:
Purchases of short-term investments	(94,581)	—	(94,581)	—
Purchases of property and equipment	(1,157)	(1,104)	(5,354)	(4,228)
Capitalization of internal-use software costs	(910)	(236)	(1,901)	(714)
Net cash used in investing activities	(96,648)	(1,340)	(101,836)	(4,942)

Cash flows from financing activities:
Proceeds from exercise of stock options	617	620	3,348	2,349
Repayments of line of credit	—	—	—	(5,500)
Proceeds from initial public offering, net of offering costs	—	—	159,617	—
Payments of deferred financing costs	—	—	(47)	(84)
Net cash provided by (used in) financing activities	617	620	162,918	(3,235)
Net increase (decrease) in cash and cash equivalents	(109,398)	631	33,026	(20,573)
Cash and cash equivalents at beginning of period	178,497	30,299	36,073	51,503
Cash and cash equivalents at end of period	$69,099	$30,930	$69,099	$30,930

CARBON BLACK, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except share and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
GAAP total revenue	$53,415	100%	$41,509	100%	$152,841	100%	$116,145	100%

Reconciliation of cost of revenue
GAAP cost of subscription, license and support	$9,015	16.9%	$6,842	16.5%	$24,278	15.9%	$17,417	15.0%
Less: Stock-based compensation	(156)	(0.3)%	(113)	(0.3)%	(429)	(0.3)%	(272)	(0.2)%
Less: Amortization of acquired intangibles	(330)	(0.6)%	(330)	(0.8)%	(990)	(0.6)%	(990)	(0.9)%
Non-GAAP cost of subscription, license and support	$8,529	16.0%	$6,399	15.4%	$22,859	15.0%	$16,155	13.9%

GAAP cost of services	$2,890	5.4%	$2,943	7.1%	$8,946	5.9%	$8,360	7.2%
Less: Stock-based compensation	(82)	(0.2)%	(56)	(0.1)%	(212)	(0.1)%	(167)	(0.1)%
Non-GAAP cost of services	$2,808	5.3%	$2,887	7.0%	$8,734	5.7%	$8,193	7.1%

Reconciliation of gross profit
GAAP gross profit	$41,510	77.7%	$31,724	76.4%	$119,617	78.3%	$90,368	77.8%
Plus: Stock-based compensation	238	0.4%	169	0.4%	641	0.4%	439	0.4%
Plus: Amortization of acquired intangibles	330	0.6%	330	0.8%	990	0.6%	990	0.9%
Non-GAAP gross profit	$42,078	78.8%	$32,223	77.6%	$121,248	79.3%	$91,797	79.0%

Reconciliation of operating expenses
GAAP sales and marketing	$35,818	67.1%	$25,988	62.6%	$101,657	66.5%	$75,078	64.6%
Less: Stock-based compensation	(1,541)	(2.9)%	(805)	(1.9)%	(3,705)	(2.4)%	(2,422)	(2.1)%
Less: Amortization of acquired intangibles	(22)	—%	(22)	(0.1)%	(66)	—%	(66)	(0.1)%
Non-GAAP sales and marketing	$34,255	64.1%	$25,161	60.6%	$97,886	64.0%	$72,590	62.5%

GAAP research and development	$16,189	30.3%	$13,675	32.9%	$47,195	30.9%	$37,794	32.5%
Less: Stock-based compensation	(748)	(1.4)%	(656)	(1.6)%	(2,206)	(1.4)%	(1,926)	(1.7)%
Less: Amortization of acquired intangibles	(39)	(0.1)%	(39)	(0.1)%	(117)	(0.1)%	(117)	(0.1)%
Non-GAAP research and development	$15,402	28.8%	$12,980	31.3%	$44,872	29.4%	$35,751	30.8%

GAAP general and administrative	$7,563	14.2%	$5,717	13.8%	$25,838	16.9%	$16,060	13.8%
Less: Stock-based compensation	(1,067)	(2.0)%	(652)	(1.6)%	(2,918)	(1.9)%	(1,862)	(1.6)%
Less: Legal settlement	—	—%	—	—%	(3,900)	(2.6)%	—	—%
Non-GAAP general and administrative	$6,496	12.2%	$5,065	12.2%	$19,020	12.4%	$14,198	12.2%

Reconciliation of loss from operations
GAAP loss from operations	$(18,060)	(33.8)%	$(13,656)	(32.9)%	$(55,073)	(36.0)%	$(38,564)	(33.2)%
Plus: Stock-based compensation	3,594	6.7%	2,282	5.5%	9,470	6.2%	6,649	5.7%
Plus: Legal settlement	—	—%	—	—%	3,900	2.6%	—	—%
Plus: Amortization of acquired intangibles	391	0.7%	391	0.9%	1,173	0.8%	1,173	1.0%
Non-GAAP loss from operations	$(14,075)	(26.4)%	$(10,983)	(26.5)%	$(40,530)	(26.5)%	$(30,742)	(26.5)%

Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(17,632)	(33.0)%	$(21,026)	(50.7)%	$(262,999)	(172.1)	$(54,124)	(46.6)
Plus: Accretion of preferred stock to redemption value	—	—%	7,427	17.9%	199,492	130.5	15,751	13.6
GAAP net loss	(17,632)	(33.0)%	(13,599)	(32.8)%	(63,507)	(41.6)	(38,373)	(33.0)
Plus: Stock-based compensation	3,594	6.7%	2,282	5.5%	9,470	6.2	6,649	5.7
Plus: Legal settlement	—	—%	—	—%	3,900	2.6	—	—
Plus: Amortization of acquired intangibles	391	0.7%	391	0.9%	1,173	0.8	1,173	1.0
Plus (Less): Change in fair value of warrant liability	—	—%	45	0.1%	8,838	5.8	(79)	(0.1)
Non-GAAP net loss	$(13,647)	(25.5)%	$(10,881)	(26.2)%	$(40,126)	(26.3)	$(30,630)	(26.4)

Reconciliation of net loss per share
Net loss per share attributable to common stockholders,
basic and diluted	$(0.26)		$(1.99)		$(6.34)		$(5.27)
Plus: Accretion of preferred stock to redemption value	—		0.70		4.81		1.53
Plus: Stock-based compensation	0.05		0.22		0.23		0.65
Plus: Legal settlement	—		—		0.09		—
Plus: Amortization of acquired intangibles	0.01		0.04		0.03		0.11
Plus (Less): Change in fair value of warrant liability	—		—		0.21		(0.01)
Non-GAAP net loss per share, basic and diluted	$(0.20)		$(1.03)		$(0.97)		$(2.98)

Weighted average shares used in GAAP and non-GAAP net loss per share, basic and diluted	67,837,240		10,587,153		41,494,203		10,263,962

Computation of free cash flow
Net cash used in operating activities	$(13,367)		$1,351		$(28,056)		$(12,396)
Less: Purchases of property and equipment	(1,157)		(1,104)		(5,354)		(4,228)
Less: Capitalization of internal-use software costs	(910)		(236)		(1,901)		(714)
Free cash flow	$(15,434)		$11		$(35,311)		$(17,338)

Computation of recurring revenue
Subscription, license and support revenue	$50,824		$38,381		$144,106		$107,135
Less: Perpetual license revenue	(1,569)		(1,667)		(4,749)		(4,899)
Recurring revenue	$49,255		$36,714		$139,357		$102,236